Exhibit 99.2

Filed by Thomas Weisel Partners Group, Inc.

Pursuant to Rule 425 under the Securities Act of

1933, as amended, and deemed filed pursuant to

Rule 14a-12 under the Securities Exchange Act

of 1934, as amended

Thomas Weisel Partners Group, Inc.

(File No. 000-51730)

Subject Company: Thomas Weisel Partners Group, Inc.

(File No. 000-51730)

STIFEL FINANCIAL AND THOMAS WEISEL PARTNERS ANNOUNCE STRATEGIC MERGER

Building the Premier Middle-Market Investment Bank

St. Louis and San Francisco, April 26, 2010 – Stifel Financial Corp. (NYSE: SF) and Thomas Weisel Partners Group, Inc. (NASDAQ: TWPG) today announced that they have entered into a definitive agreement to build the premier middle-market investment bank with significantly enhanced investment banking, research and wealth management capabilities. An investor and analyst conference call has been scheduled for today, April 26, at 6:00 a.m. (Pacific) and 9:00 a.m. (Eastern).

The terms of the agreement, approved by the boards of both companies, call for each TWPG share to be exchanged for 0.1364 shares of SF common stock. Thomas Weisel Partners has approximately 32.8 million shares outstanding as of March 31, 2010. The deal is valued at more than $300 million, which includes the outstanding shares and restricted stock units and warrants.

Estimated annual revenues for the combined company are approximately $1.6 billion, derived from consensus estimates, with a pro forma market capitalization of approximately $2.0 billion and $1.0 billion in pro forma equity capital. Thomas Weisel Partners will be merged into a subsidiary of Stifel and become a wholly-owned subsidiary of Stifel. The merger is subject to approval by Thomas Weisel Partners shareholders and customary regulatory approvals. The transaction is expected to close on or about June 30, 2010.

“I am very pleased to announce Stifel’s strategic merger with Thomas Weisel Partners. We expect the combined firm to benefit from the investment banking, research, and sales and trading platforms of both firms, as well as the brokerage services offered by Stifel’s Global Wealth Management Division and the strong venture capital relationships and expertise in growth companies of Thomas Weisel Partners. With the merger, Stifel’s revenue mix remains balanced between its Institutional Group and Global Wealth Management segments,” said Ronald J. Kruszewski, Chairman, President and CEO of Stifel Financial Corp.

Thomas W. Weisel, Chairman and CEO of Thomas Weisel Partners added, “There is virtually no overlap in investment banking and less than a 10% overlap in research coverage. Our platform adds key growth sectors to Stifel’s investment banking business, particularly in technology, healthcare and energy. Stifel has one of the largest global wealth management groups with nearly $100 billion in client assets, which is a great complement to the combined investment bank.”

Mr. Kruszewski concluded, “Both Stifel and Thomas Weisel Partners have very strong, highly entrepreneurial associates, and both firms’ areas of expertise will be quite complementary. Together we expect to continue to grow the core businesses, expand our offerings and add depth to our focus sectors to increase our market share.”

Upon the completion of the merger, Mr. Kruszewski and Mr. Weisel will be Co-Chairmen of the Board and Mr. Kruszewski will remain President and CEO of Stifel Financial Corp. Stifel Financial Corp. will remain headquartered in St. Louis, MO with significant presence in Baltimore, New York, San Francisco and Toronto.

Stifel was advised by its own wholly-owned subsidiary, Stifel, Nicolaus & Company, Incorporated and was represented by Bryan Cave LLP. Sandler O’Neill + Partners, L.P. rendered a fairness opinion to the Board of Directors of Stifel Financial Corp. Thomas Weisel Partners was advised by its own wholly-owned subsidiary, Thomas Weisel Partners LLC and was represented by Sullivan & Cromwell. Houlihan Lokey Howard & Zukin Financial Advisors, Inc. rendered a fairness opinion to the Board of Directors of Thomas Weisel Partners.

Conference Call Information

Stifel and Thomas Weisel Partners will host a joint conference call today, April 26, at 6:00 a.m. (Pacific) and 9:00 a.m. (Eastern). The conference call may include forward-looking statements.

All interested parties are invited to listen to Stifel’s Chairman, President and CEO, Ronald J. Kruszewski, and Thomas Weisel Partners’ Chairman and CEO, Thomas W. Weisel; by dialing (866) 465-5545 (domestic) or (212) 457-9864 (international).

A live audio webcast of the call will be available through both companies’ Investor Relations/Webcasts section of their websites. Stifel’s can be accessed at www.stifel.com and Thomas Weisel Partners’ can be accessed at www.tweisel.com. To listen to the live audio webcast of the call, please go to the website at least 15 minutes early to register, download and install any necessary audio software.

For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced website beginning one hour following the completion of the call through May 10, 2010.

Earnings Announcements

On Wednesday, April 28th, Thomas Weisel Partners will issue its financial results for the first quarter 2010, ended March 31, 2010, after the close of the market. As a result of this transaction, Thomas Weisel Partners no longer plans on hosting a conference call after the market close on that same day.

On Thursday, April 29th, Stifel will issue its financial results for the first quarter 2010, ended March 31, 2010, before the market opens. Stifel will also hold a conference call to review the results at 6:00 a.m. (Pacific) and 9:00 a.m. (Eastern) that same day. Interested parties can join a conference call to review financial results of the quarter by dialing (888) 676 – 3684. The confirmation code is: 71678906.

A live audio webcast of the call, as well as the Stifel’s results, will be available through Stifel’s Investor Relations/Webcasts section of their website, which can be accessed at www.stifel.com. To listen to the live audio webcast of the call, please go to the website at least 15 minutes early to register, download and install any necessary audio software.

For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced website beginning one hour following the completion of the call.

Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri. Stifel Financial has approximately 4,600 associates in 294 offices in 42 states and the District of Columbia through its principal subsidiary, Stifel, Nicolaus & Company, Incorporated, and three European offices through Stifel Nicolaus Limited. Stifel Nicolaus provides securities brokerage, investment banking, trading, investment advisory, and related financial services, primarily to individual investors, professional money managers, businesses, and municipalities. Stifel Bank & Trust offers a full range of consumer and commercial lending solutions. To learn more about Stifel Financial, please visit the Company’s web site at www.stifel.com.

Thomas Weisel Partners Group, Inc. is an investment bank, founded in 1998, focused principally on the growth sectors of the economy. Thomas Weisel Partners generates revenues from three principal sources: investment banking, brokerage and asset management. The investment banking group is composed of two disciplines: corporate finance and strategic advisory. The brokerage group provides equity and convertible debt securities sales and trading services to institutional investors, and offers brokerage, advisory and cash management services to high-net-worth individuals and corporate clients. The asset management group consists of: private equity, public equity and distribution management. Thomas Weisel Partners is headquartered in San Francisco with additional offices in Baltimore, Boston, Calgary, Chicago, Dallas, Denver, New York, Portland, Toronto, London and Zurich. For more information, please visit www.tweisel.com.

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release that relate to Stifel or Thomas Weisel Partners’ future plans, objectives, expectations, performance, events and the like may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events, risks and uncertainties, individually or in the aggregate, could cause our actual results to differ materially from those expressed or implied in these forward-looking statements. The material factors and assumptions that could cause actual results to differ materially from current expectations include, without limitation, the following: (1) the inability to close the merger in a timely manner; (2) the inability to complete the merger due to the failure to obtain stockholder approval and adoption of the merger agreement and approval of the merger or the failure to satisfy other conditions to completion of the merger, including required regulatory and court approvals; (3) the failure of the transaction to close for any other reason; (4) the possibility that the integration of Thomas Weisel Partners’ business and operations with those of Stifel may be more difficult and/or take longer than anticipated, may be more costly than anticipated and may have unanticipated adverse results relating to Thomas Weisel Partners’ or Stifel’s existing businesses; (5) the challenges of integrating and retaining key employees; (6) the effect of the announcement of the transaction on Stifel’s, Thomas Weisel Partners’ or the combined company’s respective business relationships, operating results and business generally; (7) the possibility that the anticipated synergies and cost savings of the merger will not be realized, or will not be realized within the expected time period; (8) the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (9) the challenges of maintaining and increasing revenues on a combined company basis following the close of the merger; (10) diversion of management’s attention from ongoing business concerns; (11) general competitive, economic, political and market conditions and fluctuations; (12) actions taken or conditions imposed by the United States and foreign governments; (13) adverse outcomes of pending or threatened litigation or government investigations; (14) the impact of competition in the industries and in the specific markets in which Stifel and Thomas Weisel Partners, respectively, operate; and (15) other factors that may affect future results of the combined company described in the section entitled “Risk Factors” in the proxy statement/prospectus to be mailed to Thomas Weisel Partners’ shareholders and in Stifel’s and Thomas Weisel Partners’ respective filings with the U.S. Securities and Exchange Commission (“SEC”) that are available on the SEC’s web site located at www.sec.gov, including the sections entitled “Risk Factors” in Stifel’s Form 10-K for the fiscal year ended December 31, 2009, and “Risk Factors” in Thomas Weisel Partners’ Form 10-K for the fiscal year ended December 31, 2009. Readers are strongly urged to read the full cautionary statements contained in those materials. We assume no obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

Additional Information

In connection with the proposed merger, Stifel will be filing a registration statement on Form S-4 that will include a proxy statement of Thomas Weisel Partners that also constitutes a prospectus of Stifel and other relevant documents relating to the acquisition of Thomas Weisel Partners with the Securities and Exchange Commission (the “SEC”). Stifel and Thomas Weisel Partners shareholders are urged to read the registration statement and any other relevant documents filed with the SEC, including the proxy statement/prospectus that will be part of the registration statement, because they will contain important information about Stifel, Thomas Weisel Partners and the proposed transaction. The final proxy statement/prospectus will be mailed to shareholders of Thomas Weisel Partners. Investors and security holders will be able to obtain free copies of the registration statement and proxy statement/prospectus (when available) as well as other filed documents containing information about Stifel and Thomas Weisel Partners, without charge, at the SEC’s website (www.sec.gov). Free copies of Stifel’s SEC filings are also available on Stifel’s website (www.stifel.com), and free copies of Thomas Weisel Partners’ SEC filings are available on Thomas Weisel Partners’ website (www.tweisel.com). Free copies of Stifel’s filings also may be obtained by directing a request to Stifel’s Investor Relations by phone to (314) 342-2000 or in writing to Stifel Financial Corp., Attention: Investor Relations, 501 North Broadway, St. Louis, Missouri 63102. Free copies of Thomas Weisel Partners’ filings also may be obtained by directing a request to Thomas Weisel Partners’ Investor Relations by phone to 415-364-2500, in writing to Thomas Weisel Partners Group, Inc., Attention: Investor Relations, One Montgomery Street, San Francisco, CA 94104, or by email to investorrelations@tweisel.com.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Proxy Solicitation

Stifel, Thomas Weisel Partners and their respective directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from the shareholders of Thomas Weisel Partners with respect to the proposed transaction. More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the registration statement and proxy statement/prospectus and other materials to be filed with the SEC in connection with the proposed transaction. Information regarding Stifel’s directors and executive officers is also available in Stifel’s definitive proxy statement for its 2010 Annual Meeting of Shareholders filed with the SEC on February 26, 2010. Information regarding Thomas Weisel Partners’ directors and executive officers is also available in Thomas Weisel Partners’ definitive proxy statement for its 2009 Annual Meeting of Shareholders filed with the SEC on April 16, 2009. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Thomas Weisel Partners and Stifel Financial.

Stifel Financial Corp.

Tim Beecher
314.982.8621 tim.beecher@fleishman.com

Thomas Weisel Partners Group, Inc.

Investor Relations Contact	Media Contact
Sarah Anderson	Rosemary Smith
415-364-2500	415-364-2500
investorrelations@tweisel.com	rosemarysmith@tweisel.com